UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2007

Warwick Valley Telephone Company
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-11174	14-1160510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick , New York		10990
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	845-986-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2007 Warwick Valley Telephone Company (the "Company") announced that it had notified Verizon Wireless of the East LP ("Verizon Wireless") that it would exercise its right of first refusal to purchase a portion of the limited partnership interest in Orange County Poughkeepsie Limited Partnership ("OCP") being sold by FairPoint Communications and Taconic Telephone Corporation ("Taconic") to Verizon Wireless. The right of first refusal exists pursuant to the partnership agreement of OCP and entitles the Company to purchase its pro rata share of a partnership interest being sold by another limited partner at the price to be received by the selling partner. The Company is entitled to purchase 8.108% of the 7.5% limited partnership interest being sold by Taconic for a price equal to 8.108% of the purchase price that Verizon Wireless has agreed to pay. By exercising its right of first refusal, the Company will be able to acquire an additional 0.6081% limited partnership interest in OCP for $4,459,400. The purchase price to be paid by the Company is subject to reduction in the same manner as is the purchase price to be paid by Verizon Wireless. Payment of the purchase price and acquisition of the additional partnership interest by the Company will take place at such time, if any, as the purchase by Verizon Wireless and will depend on, among other things, the obtaining of any necessary regulatory approvals by all parties. If the purchase takes place, the Company will hold an 8.108% limited partnership interest in OCP.

A copy of the press release containing such announcement is found in Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release entitled "Warwick Valley Exercises Right of First Refusal," dated February 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

February 22, 2007	By:	Thomas H. Gray

Name: Thomas H. Gray
Title: Interim President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled “Warwick Valley Exercises Right of First Refusal,” dated February 22, 2007.